Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of IHS Markit Ltd. (the “Company”), that, to his knowledge, the Annual Report on Form 10-K of the Company for the period ended November 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
Date: January 22, 2018

/s/ Lance Uggla
Lance Uggla
Chairman and Chief Executive Officer

/s/ Todd S. Hyatt
Todd S. Hyatt
Executive Vice President and Chief Financial Officer